                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-21425) and on Form S-8 (File Nos. 33-38249, 33-26970 and
333-03975 of Tyco International Ltd. (formerly named ADT Limited) of our report dated November 21, 1997 on our audits of the Consolidated Financial Statements and the Consolidated Financial Statement Schedule of Tyco International Ltd. as of September 30, 1997 and December 31, 1996 and for the nine months ended September 30, 1997 and for each of the two years in the period ended December 31, 1996, which report is included in this Transition Report on Form 10-K.




                                             COOPERS & LYBRAND


Hamilton, Bermuda
December 24, 1997